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                                                                EXHIBIT 23-1


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company and Public Service Electric and Gas Capital, L.P. on Form S-3 of the report of Deloitte & Touche dated February 18, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 1993 and to the reference to Deloitte & Touche under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE
DELOITTE & TOUCHE, LLP Parsippany, New Jersey

October 6, 1994